Exhibit 99.1

Power3 Medical Announces
Execution of Definitive Agreement
to Acquire Rozetta-Cell Life Sciences

Houston, Texas September 8, 2010 –  Power3 Medical Products, Inc. (OTCBB: PWRM – News), a leading proteomics company focused on the development of innovative diagnostic tests in the fields of cancer and neurodegenerative diseases, announced today that it has signed a definitive agreement to acquire all of the stock of Rozetta-Cell Life Sciences, Inc. Power3 plans to effectuate the acquisition of Rozetta-Cell by merging Rozetta-Cell with and into Power3, with Power3 remaining as the surviving company in the merger.  The acquisition of Rozetta-Cell is expected to be completed in October or November 2010.

Rozetta-Cell is a medical biotechnology company that focuses on the delivery and imaging of stem cells during therapy.  The company has a robust intellectual property portfolio and has created numerous products for adult stem cell therapy that are ready for market globally.  Rozetta-Cell also has several collaborations in process through which it is partnering with industry-leading adult stem cell research companies and adult stem cell vendors.

“We are very excited to be acquiring Rozetta-Cell Life Sciences,” stated Ira L. Goldknopf, President and Chief Scientific Officer of Power3 Medical Products, Inc.  “Rozetta-Cell brings us a tremendous amount of complementary adult stem cell therapy technology, know-how and experience.  With the addition of Rozetta-Cell, Power3 will significantly strengthen its IP portfolio in a major growth market by merging regenerative medicine with the technologies that we are using to identify disease-specific protein biomarkers and develop them into screening and diagnostic tests to address unmet medical needs.”

Completion of the merger is subject to customary closing conditions, including receipt by the parties of all necessary board and shareholder approvals and third party consents.  There can be no assurance that these conditions will be met or that the merger will be completed.

Power3 Medical Products

Power3 Medical Products, Inc. is a leading bio-technology company focused on the development of innovative diagnostic tests in the fields of cancer and neurodegenerative diseases such as Alzheimer’s disease, Parkinson’s disease and amyotrophic lateral sclerosis (commonly known as ALS or Lou Gehrig’s disease). Power3 applies proprietary methodologies to discover and identify protein biomarkers associated with diseases. Through these processes, Power3 has developed a portfolio of products including BC-SeraPro™, a proteomic blood serum test for the early detection of breast cancer for which it has completed Phase I clinical trials, and NuroPro®, a proteomic blood serum test for the detection of neurodegenerative diseases, including Alzheimer’s, Parkinson’s and ALS diseases, for which it is currently engaged in Phase II clinical trials.  These tests are designed to analyze an individual’s proteins to detect the presence of disease, a patient’s disease progression, a patient’s response to a particular drug, and the mechanisms of disease present in the patient for optimal targeted therapy.

For more information, please visit http://www.power3medical.com.

Safe Harbor Provision

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company's future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings and submissions with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact:

Ken Bosket
Crown Equity Holdings, Inc.
(877) 854-6797
(702) 448-1543